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AMENDMENT NUMBER FIVE TO LOAN AGREEMENT
(TOWN & COUNTRY CORPORATION AND SUBSIDIARIES)

THIS AMENDMENT NUMBER FIVE TO LOAN AGREEMENT, (this "Amendment"), dated as of November 1, 1995, is entered into by and among Town & Country Corporation, a Massachusetts corporation, Gold Lance, Inc., a Massachusetts corporation, L. G. Balfour Company, Inc., a Delaware corporation (which aforesaid corporations, individually and collectively, jointly and severally, and together with their successors and assigns, are herein referred to as "Borrower"), and Foothill Capital Corporation, a California corporation ("Foothill"), in light of the following:

     WHEREAS, Borrower and Foothill are parties to that certain Loan Agreement dated as of May 14, 1993 (as from time to time amended, modified, supplemented, renewed, extended, or restated, the "Loan Agreement"); and

     WHEREAS, Borrower has requested that certain provisions of the Loan Agreement be amended, and Foothill has agreed to amend such provisions in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions, and provisions as hereinafter set forth, the parties hereto agree as follows:

1. Initially capitalized terms used herein have the meanings defined in the Loan Agreement unless otherwise defined herein.

2. The following definitions contained in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

"Maximum Amount" means (i) Thirty Eight Million Dollars ($38,000,000) during November 1995, and December 1995; (ii) Thirty Three Million Dollars ($33,000,000) during January 1996; (iii) Thirty Million Dollars ($30,000,000) during January, February, March, April, May, June, July and August of any other year; and (iv) Thirty Five Million Dollars ($35,000,000) during September, October, November and December of any other year."

"Maximum Foothill Amount" means that portion of the Maximum Amount for which Foothill is responsible, exclusive of any participations with Participants, which amount is (i) Twenty Two Million One Hundred Sixty Five Thousand Four Hundred Dollars ($22,165,400) during November 1995 and December 1995;

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(ii) Nineteen Million Two Hundred Forty Eight Thousand Nine
Hundred Dollars ($19,248,900); (iii) Seventeen Million Five Hundred Thousand Dollars ($17,500,000) during January, February, March, April, May, June, July and August of any other year; and (iv) Twenty Million Four Hundred Sixteen Thousand Six Hundred Sixty Seven Dollars ($20,416,667) during
September, October, November and December of any other year; provided, however, that each time the Maximum Amount is reduced pursuant to Section 2.3 hereof, the Maximum Foothill Amount shall be reduced proportionately."

2. Foothill shall charge Borrower's account an overline fee in the amount of $10,000 and a documentation fee in the amount of $500.00 upon execution and delivery of the Amendment to Foothill. This fee shall be in addition to any other fees, expenses or compensation payable to Foothill under any Loan Document, shall be compensation to Foothill for entering into this Amendment, shall be fully earned at the time it is so charged, and shall be non-refundable.

3. Foothill and Borrower also agree that:

(a) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person in order to be effective an enforceable.

(b) The Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, without defense, counterclaim or offset.

4. Foothill and Borrower also agree that:

(a) Except as herein expressly amended, all terms, covenants and provisions of the Loan Agreement are and shall remain in full force and effect and all references therein to the Loan Agreement shall henceforth refer to the Loan Agreement as amended by this Amendment. This Amendment shal be deemed incorporated into, and a part of, the Loan Agreement.

(b) This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

(c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument. This Amendment shall become effective when each party has executed and delivered a counterpar hereof. Upon this Amendment becoming effective, the changes to the provisions of Section 1.1 of the Loan Agreement provided for in this Amendment shall operate prospectively and not retroactively.

(d) This Amendment, together with the Loan Agreement and other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto
 This Amendment may not be amended except in writing executed by both of the parties hereto.

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(e) If any term or provisions of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affective the remaining provisions of this Amendment or the Loan Agreement, respectively.

     IN WITNESS HEREOF, this Amendment has been executed and delivered as of the date first set forth of above.

FOOTHILL CAPITAL CORPORATION       TOWN & COUNTRY  CORPORATION

By /s/ Steve M. Cole               By /s/ Francis X. Correra
print Name:Steve M. Cole
Title: Vice President              Print Name: Francis X. Correra
                                   Title: Senior Vice President and
                                   Chief Financial Officer

                                   TOWN & COUNTRY FINE JEWELRY GROUP, INC.

                                   By: /s/ Francis X. Correra
                                   Print Name: Francis X. Correra
                                   Title: Vice President
                                   and Treasurer

                                   GOLD LANCE, INC.

                                   By:         /s/ Francis X. Correra
                                   Print Name: Francis X. Correra
                                   Title:      Treasurer

                                   L.G. BALFOUR COMPANY

                                   By: /s/ Francis X. Correra
                                   Print Name: Francis X. Correra
                                   Title: Executive Vice
                                   President and Treasurer